Exhibit 10.32

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 4 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO RULE 144 OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE STOCK

Corporation:	Glaukos Corporation, a Delaware corporation

Number of Shares:	14,124

Class of Stock:	Common Stock

Warrant Price:	$3.54 per share

Issue Date:	February 23, 2015

Expiration Date:	February 23, 2022 (Subject to Section 1.4 and Section 4.1)

THIS WARRANT TO PURCHASE STOCK (THIS “WARRANT”) CERTIFIES THAT, for good and valuable consideration, the receipt of which is hereby acknowledged, COMERICA BANK, a Texas banking association, or its assignee (“Holder”), is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the “Shares”) of GLAUKOS CORPORATION (the “Company”) at the Warrant Price, all as set forth above and as adjusted pursuant to the terms of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE 1
EXERCISE

1.1                               Method of Exercise.  Holder may exercise this Warrant from time to time for all or any part of the unexercised Shares by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix I to the principal office of the Company (or such other appropriate location as Holder is so instructed by the Company). Concurrently with the delivery of the Notice of Exercise, Holder shall also deliver to the Company a check, wire transfer (to an account designated by the Company) or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or an Acquisition (as defined below), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the closing of such transaction.

1.2                               Delivery of Certificate and New Warrant.  Within thirty (30) days after Holder exercises this Warrant and the Company receives payment of the aggregate Warrant Price, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised and has not expired, a new warrant representing the Shares not so acquired.

1.3                               Replacement of Warrants.  In the case of loss, theft or destruction of this Warrant, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

1.4                               Acquisition of the Company.

1.4.1                     “Acquisition.”  For the purpose of this Warrant, “Acquisition” means (a) any sale, exclusive license, or other disposition of all or substantially all of the assets (including intellectual property) of the Company, or (b) any reorganization, consolidation, merger, sale of the voting securities of the Company or other transaction or series of related transactions where the holders of the Company’s securities before the transaction or series of related transactions beneficially own less than fifty percent (50%) of the outstanding voting securities of the surviving entity after the transaction or series of related transactions (other than a sale of capital stock of the Company in a bona fide financing transaction).

1.4.2                     Treatment of Warrant in the Event of an Acquisition.  The Company shall give Holder written notice at least twenty (20) days prior to the closing of any proposed Acquisition.  The Company will use commercially reasonable efforts to cause (i) the acquirer of the Company, (ii) successor or surviving entity or (iii) parent entity in an Acquisition (the “Acquirer”) to assume this Warrant as a part of the Acquisition.

(a)                                 If the Acquirer agrees to assume this Warrant, then this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing.  The Warrant Price shall be adjusted accordingly, and the Warrant Price and number and class of Shares shall continue to be subject to adjustment from time to time in accordance with the provisions hereof.

(b)                                 If the Acquirer refuses to assume this Warrant in connection with the Acquisition, the Company shall give Holder an additional written notice at least ten (10) days prior to the closing of the Acquisition of such fact.  Holder shall then have the option either to (i) exercise this Warrant and thereafter Holder shall participate in the Acquisition on the same terms as other holders of the same class of securities of the Company (the “Acquisition Consideration”); or (ii) require the Company to purchase this Warrant for cash upon the closing of the Acquisition for an amount equal to the Acquisition Consideration per Share minus the Warrant Price multiplied by the number of Shares then covered hereby.  In either event, effective as of the effective time of such Acquisition, this Warrant shall terminate and be of no further force or effect and thereafter shall represent only the right to receive the amount specified in this Section 1.4.

ARTICLE 2
ADJUSTMENTS TO THE SHARES

2.1                               Stock Dividends, Splits, Etc.  If the Company declares or pays a dividend on its common stock payable in common stock, or other securities, or subdivides the outstanding common stock into a greater amount of common stock, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

2.2                               Reclassification, Exchange or Substitution.  Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event.  Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company’s Certificate of Incorporation upon the closing of a registered public offering of the Company’s common stock.  Subject to Section 1.4 above, the Company or its successor shall promptly issue to Holder a new warrant for such new securities or other property.  The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price, the number of securities or property issuable upon exercise of the new warrant and expiration date.  The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.3                               Adjustments for Combinations, Etc.  If the outstanding Shares are combined or consolidated, by reclassification, reverse split or otherwise, into a lesser Number of Shares, the Warrant Price shall be proportionately increased.  If the outstanding Shares are split or multiplied, by reclassification or otherwise, into a greater Number of Shares, the Warrant Price shall be proportionately decreased.

2.4                               Adjustments for Diluting Issuances.  In the event of the issuance (a “Diluting Issuance”) by the Company, after the Issue Date of this Warrant, of securities at a price per share less than the then effective conversion price for the Series F Preferred Stock of the Company (the “Conversion Price”), which Diluting Issuance results in an adjustment to the Conversion Price as provided under the Restated Certificate of Incorporation of the Company (as the same may be amended from time to time), then the Warrant Price hereunder shall be decreased to an amount equal to the Conversion Price as so adjusted and the number of Shares then issuable upon exercise hereof shall be adjusted in accordance with such Conversion Price adjustment.  Under no circumstances shall the aggregate Warrant Price payable by the Holder upon exercise of this Warrant increase as a result of any adjustment arising from a Diluting Issuance.

2.5                               No Impairment.  The Company shall not, by amendment of its Restated Certificate of Incorporation or Bylaws or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Article 2 against dilution or other impairment. Notwithstanding the foregoing, the Company shall not have been deemed to have impaired Holder’s rights hereunder if it amends its Restated Certificate of Incorporation, or the holders of Series F Preferred Stock or Common Stock waive rights thereunder, in a manner that does not affect Holder differently than the other holders of the Series F Preferred Stock or Common Stock, as the case may be.

2.6                               Certificate as to Adjustments.  Upon each adjustment of the Warrant Price or number of Shares, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate signed by its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based.  The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price and number of Shares in effect upon the date thereof and the series of adjustments leading to such Warrant Price and number of Shares.

2.7                               Limitations on Liability.  Nothing contained in this Warrant shall be construed as imposing any liabilities on Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.  This Warrant, by itself as distinguished from the Shares purchasable hereunder, shall not entitle the Holder to any of the rights of a stockholder of the Company.

2.8                               Fractional Shares.  No fractional Shares shall be issuable upon exercise of this Warrant and the Number of Shares to be issued shall be rounded down to the nearest whole Share.  If a fractional share interest arises upon any exercise of this Warrant, the Company shall eliminate such fractional share interest by paying Holder an amount in cash computed by multiplying the fractional interest by the fair market value, as determined by the Company’s Board of Directors, of a full Share.

ARTICLE 3
REPRESENTATIONS AND COVENANTS OF THE COMPANY

3.1                               Representations and Warranties.  The Company hereby represents and warrants to, and agrees with, the Holder as follows:

3.1.1                     The initial Warrant Price referenced on the first page of this Warrant is the same as the price paid by the investors in the Company’s Series F Preferred Stock financing.

3.1.2                     This Warrant is and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued. All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

3.1.3                     The Company’s capitalization table delivered to Holder as of the Issue Date is true and complete as of the Issue Date.

3.2                               Notice of Certain Events.  If the Company proposes at any time (a) to declare any dividend or distribution upon its stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of stock; or (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall give Holder (1) at least twenty (20) days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) and (b) above; and (2) in the case of the matters referred to in (c) and (d) above at least twenty (20) days prior written notice of the date when the same will take place (and specifying the date on which the holders of stock will be entitled to exchange their stock for securities or other property deliverable upon the occurrence of such event).  Upon request, the Company shall provide Holder with such information reasonably necessary for Holder to evaluate its rights as a holder of this Warrant or Warrant Shares in the case of matters referred to (a), (b), (c) and (d) herein above.

3.3                               Information Rights.  Subject to any restrictions under federal securities laws, as long as the Holder holds this Warrant and/or any of the Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all communiqués to the stockholders of the Company in their capacity as such, (b) within one hundred eighty (180) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by independent public accountants of recognized standing and (c) within thirty (30) days after the end of each month, such financial statements as are provided to “Investors” under that certain Fourth Amended and Restated Investors’ Rights Agreement between the Company and its investors dated as of January 25, 2011 (as amended to date) (the “Investors’ Rights Agreement”), a copy of which is attached hereto as Exhibit A.  In addition, and without limiting the generality of the foregoing, so long as the Holder holds this Warrant and/or any of the Shares, the Company shall afford to the Holder the same access to information concerning the Company and its business and financial condition as would be afforded under applicable law or under any agreement with any holder of capital stock of the Company to a holder of the class and number of Shares represented by this Warrant.

3.4                               Market Stand-off. Holder hereby agrees to be bound by the market stand-off provisions set forth in Section 3.9 of the Investors’ Rights Agreement.

ARTICLE 4
MISCELLANEOUS

4.1                               Term; Exercise Upon Expiration.  This Warrant is exercisable in whole or in part, at any time and from time to time on or before the Expiration Date set forth above; provided, however, that if the Company completes its initial public offering within the three-year period immediately prior to the Expiration Date, the Expiration Date shall automatically be extended until the third anniversary of the effective date of the Company’s initial public offering.  The Company shall give Holder written notice of Holder’s right to exercise this Warrant not less than ninety (90) days before the Expiration Date.  If the notice is not so given, the Expiration Date shall automatically be extended until ninety (90) days after the date the Company delivers such notice to Holder.  The Company agrees that Holder may terminate this Warrant, upon notice to the Company, at any time in its sole discretion.

4.2                               Legends.  This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND, EXCEPT AND PURSUANT TO THE PROVISIONS OF ARTICLE 4 BELOW, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO RULE 144 OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

4.3                               Compliance with Securities Laws on Transfer.  This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company). Notwithstanding the foregoing, the Company shall not require Comerica Bank (“Bank”) or a Bank Affiliate to provide an opinion of counsel if the transfer is to Bank’s parent company, Comerica Incorporated (“Comerica”), or any other affiliate of Bank (“Bank Affiliate”) but may require investment representations letters.

4.4                               Transfer Procedure.  After receipt of the executed Warrant, Bank will transfer all of this Warrant to Comerica Ventures Incorporated, a non-banking subsidiary of Comerica which is a Bank Affiliate (“Ventures”).  Subject to the provisions of Section 4.3, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of this Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder, if applicable); provided, however, (and subject to

Section 4.3 above) that Holder may transfer all or part of this Warrant to a Bank Affiliate, including, without limitation, Ventures, at any time without notice or the delivery of any other instrument to the Company, and such Bank Affiliate shall then be entitled to all the rights of Holder under this Warrant and any related agreements, and the Company shall cooperate fully in ensuring that any stock issued upon exercise of this Warrant is issued in the name of the Bank Affiliate that exercises this Warrant.  The terms and conditions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective permitted successors and assigns. Unless the Company’s stock is then publicly traded, the Company shall have the right to refuse to transfer any portion of this Warrant to any person who directly competes with the Company.

4.5                               Notices.  All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when: (i) given personally or mailed by first-class registered or certified mail, postage prepaid, or sent via a nationally recognized overnight courier service (such as, but not limited to, Federal Express, DHL or UPS), fee prepaid, or (ii) on the date sent by email or facsimile if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient.  Such communications must be sent to the respective parties at the address or facsimile number as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time.  Effective upon the receipt of executed Warrant and initial transfer described in Article 4.4 above, all notices to the Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

Comerica Ventures Incorporated

Attn:  Warrant Administrator

1717 Main Street, 5th Floor, MC 6406

Dallas, Texas 75201

Facsimile No. (214) 462-4459

All notices to the Company shall be addressed as follows:

Glaukos Corporation

26051 Merit Circle, Suite 103

Laguna Hills, CA 92653

Facsimile No.: 949.367.9984

Attn:  Richard Harrison

4.6                               Amendments; Waiver.  This Warrant and any term hereof may be amended, modified or supplemented by an agreement in writing signed by each party hereto.  No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

4.7                               Cumulative Remedies. The rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

4.8                               No Strict Construction. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

4.9                               Governing Law.  This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

4.10                        Confidentiality.  The Company hereby agrees to keep the terms and conditions of this Warrant confidential.  Notwithstanding the foregoing confidentiality obligation, the Company may disclose information relating to this Warrant as required by law, rule, regulation, court order or other legal authority, provided that (i) the Company has given Holder at least ten (10) days’ notice of such required disclosure, and (ii) the Company only discloses information that is required, in the opinion of counsel reasonably satisfactory to Holder, to be disclosed.  Holder hereby expressly agrees that this Warrant may be filed with the Securities and Exchange Commission as an exhibit to any filing or filings made by the Company therewith.

[Remainder of Page Intentionally Left Blank]

COMPANY:

GLAUKOS CORPORATION

By:	/s/ Richard L. Harrison
Name:	Richard L. Harrison
Title:	CFO

HOLDER:

COMERICA BANK

By:	/s/ Jeremy Schmidt
Name:	Jeremy Schmidt
Title:	AVP

APPENDIX I

NOTICE OF EXERCISE

1.                                      The undersigned hereby elects to purchase                              shares of the                              stock of Glaukos Corporation pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

2.                                      Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

Comerica Ventures Incorporated

Attn:  Warrant Administrator

1717 Main Street, 5th Floor, MC 6406

Dallas, Texas 75201

Facsimile No. (214) 462-4459

3.                                      The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

COMERICA VENTURES INCORPORATED or
Assignee

(Signature)

(Name and Title)

(Date)

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Exhibit A

Registration Rights

Investor Rights Agreement (including all amendments thereto) — ATTACHED HERETO

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